Exhibit 99.2

XPERI INC.

GAAP TO NON-GAAP RECONCILIATIONS

(in thousands)

(unaudited)

	Twelve Months Ended	Six Months Ended
	December 31, 2021	June 30, 2022
GAAP Loss before taxes	$(160,238)	$(50,993)
Pro forma adjustments for transaction accounting	(1,675)	(837)
Pro forma adjustments for autonomous entity	1,020	510
Pro forma other adjustments	(3,000)	(1,500)
Interest expense	3,000	1,500
Other income	(1,590)	(226)
Depreciation expense	22,584	10,707
Amortization expense	105,311	29,553
Merger and integration-related costs:
Transaction and other related costs recorded in selling, general and administrative	—	2,058
Restructuring and asset impairment costs recorded in selling, general and administrative	(818)	—
Severance and retention recorded in cost of revenue, excluding depreciation and amortization of intangible assets	849	106
Severance and retention recorded in research, development and other	2,681	97
Severance and retention recorded in selling, general and administrative	2,890	(35)
Stock-based compensation expense:
Cost of revenue	1,999	1,398
Research, development and other	17,914	10,780
Selling, general and administrative	22,873	11,501

Non-GAAP Adjusted EBITDA	$13,801	$14,619